Exhibit 77Q1 Exhibits
AMENDMENT 13
TO THE BYLAWS
OF
FEDERATED ADJUSTABLE
RATE SECURITIES FUND
Effective January 1
2006
Strike Section 1 Officers
and Section 2 Election of
Officers from Article I
OFFICERS AND THEIR
ELECTION and replace
with the following
Section 1  Officers
The Officers of the
Trust shall be a
President one or more
Executive Vice
Presidents one or more
Senior Vice Presidents
one or more Vice
Presidents a Treasurer
and a
Secretary  The Board
of Trustees in its
discretion may also
elect or appoint one
or more Vice Chairmen
of the Board of
Trustees who need
not be a Trustee and
other Officers or agents
including one or more
Assistant Vice Presidents
one or more Assistant
Secretaries and one or
more Assistant Treasurers
An
Executive Vice President
Senior Vice President or
Vice President the
Secretary or the
Treasurer may
appoint an Assistant
Vice President an
Assistant Secretary
or an Assistant Treasurer
respectively to
serve until the next
election of Officers
Two or more offices may
be held by a single person
 except the
offices of President
 and Executive Vice
President Senior Vice
President or Vice
President may not be
held by the same person
concurrently  It shall
not be necessary for
any Trustee or any
Officer to be a
holder of shares in
any Series or Class
of the Trust  Any
officer or such other
person as the Board may
appoint may preside
at meetings of the
shareholders
Section 2  Election
of Officers  The
Officers shall be
elected annually by
the Trustees  Each
Officer
shall hold office
for one year and until
the election and
qualification of his
successor or until earlier
resignation or removal
Strike Sections 2
Chairman of the Trustees
Section 3 Vice Chairman
of the Trustees Section 4
President and Section
5 Vice President from
Article II  POWERS
AND DUTIES OF TRUSTEES
AND OFFICERS and
replace with the following
Section 2  Chairman
of the Board  The
Board may elect from
among its members a
Chairman of the
Board  The Chairman
shall at all times be
a Trustee who meets
all applicable regulatory
and other
relevant requirements
for serving in such
capacity  The Chairman
shall not be an officer
of the Trust but
shall preside over
meetings of the Board
and shall have such
other responsibilities
in furthering the Board
functions as may be
assigned from time to
time by the Board of
Trustees or prescribed
by these ByLaws
It shall be understood
that the election of any
Trustee as Chairman shall
not impose on that person
any
duty obligation or
liability that is greater
than the duties obligations
and liabilities imposed
on that
person as a Trustee in
the absence of such
election and no Trustee
who is so elected shall
be held to a
higher standard of care
by virtue thereof  In
addition election as
Chairman shall not
affect in any way
that Trustee's rights
or entitlement to
indemnification
under the ByLaws
or otherwise by the
Trust  The
Chairman shall be
elected by the Board
annually to hold office
until his successor
shall have been duly
elected and shall have
qualified or until his
death or until he shall
have resigned or have
been removed
as herein provided in
these ByLaws  Each
Trustee including
the Chairman shall
have one vote
Resignation  The
Chairman may resign
at any time by giving
written notice of
resignation to the Board
Any such resignation
shall take effect at the
 time specified in such
notice or if the time
when it shall
become effective shall
not be specified therein
 immediately upon its
receipt and unless otherwise
specified therein the
acceptance of such
resignation shall not
be necessary to make it
 effective
Removal  The Chairman
may be removed by
majority vote of the
Board with or without
cause at any
time
Vacancy  Any vacancy
in the office of
 Chairman arising
from any cause whatsoever
 may be filled for
the unexpired portion
 of the term of the
 office which shall
be vacant by the
vote of the Board
Absence  If for any
 reason the Chairman
is absent from a
meeting of the Board
 the Board may select
from among its members
who are present at
 such meeting a
Trustee to preside
at such meeting
Section 3  Vice
Chairman of the Trustees
  Any Vice Chairman
shall perform such
duties as may be
assigned to him from
time to time by the
Trustees  The Vice
Chairman need not be
a Trustee
Section 4  President
The President shall
be the principal
executive officer
of the Trust  He shall
counsel
and advise the Chairman
 He shall have general
 supervision over the
business of the Trust
and policies of
the Trust  He shall
employ and define the
 duties of all
employees shall
have power to discharge
any such
employees shall
 exercise general
supervision over the
affairs of the Trust
and shall perform such
other
duties as may be
assigned to him from
time to time by the
Trustees the Chairman
 or the Executive
Committee  The President
shall have the power to
appoint one or more
Assistant Secretaries
 or other
junior officers
subject to ratification
of such appointments
 by the Board  The
 President shall have
 the
power to sign in the
name of and on behalf
 of the Trust powers
 of attorney proxies
 waivers of notice of
meeting consents and
other instruments
 relating to securities
 or other property
owned by the Trust and
may in the name of and
on behalf of the Trust
 take all such action
as the President may
deem advisable
in entering into
agreements to purchase
 securities or other
 property in the
ordinary course of
business and
to sign representation
 letters in the
course of buying
securities or other
property
Section 5  Vice President
  The Executive Vice
 President Senior
Vice President or
Vice President if any
in order of their
 rank as fixed by
the Board or if not
 ranked a Vice
President designated
 by the Board in
the absence of the
 President shall
perform all duties
 and may exercise
 any of the powers
 of the President
subject to the control
 of the Trustees
Each Executive Vice
President Senior Vice
 President and Vice
President shall
perform such other
duties as may be
assigned to him from
time to time by the
Trustees the
Chairman the President
 or the Executive
Committee  Each Executive
 Vice President
Senior Vice
President and
Vice President
shall be authorized
to sign documents on
 behalf of the Trust
  The Executive
Vice President Senior
 Vice President and
Vice President shall
 have the power to
 sign in the name of
 and
on behalf of the Trust
 and subject to Article
VIII Section 1 powers of
attorney proxies
waivers of notice
of meeting consents
and other instruments
 relating to securities
 or other property
owned by the Trust and
may in the name of and
on behalf of the Trust
take all such action as
 the Executive Vice
President
Senior Vice President
or Vice President may
deem advisable in entering
into agreements to purchase
securities or other
property in the ordinary
 course of business and
to sign representation
letters in the
course of buying
 securities or other property